EXHIBIT 99.1

News Release

For Immediate Release

            WorldHeart Announces First Quarter 2005 Financial Results

                        Reports Record Quarterly Revenues

Oakland, CA, USA - April 27, 2005: (NASDAQ: WHRT, TSX: WHT) - World Heart Corporation ("WorldHeart" or the "Company"), a global technology leader in mechanical circulatory support systems, today reported its first-quarter results for the period ended March 31, 2005.

Summary financial statements are included with this release. WorldHeart's financial statements have been prepared in accordance with generally accepted accounting principles in the United States and are presented in U.S. dollars.

2005 First Quarter Financial Results

WorldHeart recorded revenues of $3.4 million in the first quarter of 2005 which is an increase of $1.2 million, or 56%, over the revenues reported in the first quarter of 2004 and a sequential increase of $400,000, or 14%, over the revenues recorded in the previous quarter.

This represents record quarterly revenues for WorldHeart and is the third consecutive quarter that revenues have increased.

In the first quarter of 2005, WorldHeart recognized revenue on 32 implant kits as compared to 26 implant kits in the same quarter in 2004 and 35 implant kits in the fourth quarter of 2004.

Gross margins for the first quarter of 2005 totaled $1.3 million, or 38% of sales. This compares to a gross margin of $1.0 million, or 46% of sales, in the first quarter of 2004. Margins continue to be impacted by variances associated with production levels under capacity and are expected to continue to improve as production volumes increase. The net loss for the first quarter of 2005 was $3.9 million, or $0.24 per share, as compared to a net loss of $3.5 million, or $0.23 per share, in the first quarter of 2004. The net loss of $3.9 million includes non-cash interest charges of approximately $350,000 associated with the accretion of interest associated with WorldHeart's convertible debentures as well as the non-cash amortization of intangibles and non-recurring restructuring costs which together total approximately $250,000.

WorldHeart ended the first quarter of 2005 with cash and cash equivalents of $4.5 million. As has been announced previously, WorldHeart has agreed to purchase the assets of MedQuest

Products, Inc. ("MedQuest"), which is in the late development stages of a magnetically-levitated, centrifugal flow rotary ventricular assist device ("VAD"), and to complete a $23 million financing transaction consisting of a private placement and the voluntary exercise of existing shareholder warrants. This transaction is subject to WorldHeart shareholder and regulatory approval, which is expected to be received in the second quarter of 2005.

RELIANT Trial Update

To date, WorldHeart has enrolled fourteen clinical centers and nine patients in the RELIANT trial. Several other centers are well into the process of completing their institutional review processes.

"We expect that once twenty centers are enrolled, we will have reached a critical point at which patient enrollment will be more predictable and implants will take place at a higher rate", commented Jal S. Jassawalla, who became WorldHeart President and CEO in July, 2004. Total center enrollment in the study is expected to be between thirty and thirty-five U.S. centers."

In April 2005, WorldHeart hosted an international Novacor Users' Meeting and a RELIANT Investigators' Meeting in Philadelphia, preceding the International Society for Heart and Lung Transplantation (ISHLT) Annual Meeting.

"We are pleased with the attendance of over 45 clinical centers at our Users' and RELIANT Investigators' Meeting", commented Piet Jansen, MD, WorldHeart's Chief Medical Officer. " There is strong interest in our RELIANT trial which evaluates the Novacor LVAS for Destination Therapy, an important area of clinical need for advanced heart failure patients."

ISHLT Annual Meeting

In addition, at the ISHLT Meeting, results with the Novacor(R) LVAS were presented by clinical centers in the areas of long-term patient support (exceeding four years), improvements in renal function and improved outcomes with the ePTFE inflow conduit.

Product Platform Update

"We believe that the mechanical circulatory support market will require both pulsatile and rotary next-generation systems. Pulsatile devices are best suited for end-stage patients with poor ventricular contractility, who require full support or functional "replacement"; rotary devices are better suited for late-stage patients, with some contractility, who require only partial support or assist", commented Mr. Jassawalla.

WorldHeart believes that it is the only mechanical circulatory support company with both pulsatile and rotary devices under development. Its current and prospective product platform includes:

     o The Novacor LVAS pulsatile device which is a leader in terms of reliability and long-term durability and is commercially available as a Bridge-to-Transplant in the US,

          Canada, the European Union and Japan. In Europe, it is also commercially available for Destination Therapy ("DT") and Bridge-to-Recovery. In the US, it is under evaluation in a pivotal study for DT (RELIANT trial);

     o The next-generation pulsatile VAD (Novacor II) under development, is a small, bearingless and pulsatile VAD. Development is proceeding as planned, with animal implants expected to begin by year-end; and

     o The HeartQuest VAD, under development, is a small, next-generation rotary pump currently in preclinical animal and bench testing and is expected to commence initial feasibility clinical trials by the beginning of 2006.

"We have made significant progress in each of the last three quarters in three key areas", commented Mr. Jassawalla. "Our sales revenues have increased steadily in each quarter, we have enrolled fourteen centers in the RELIANT Trial, with several others in the pipeline. Finally, with the planned acquisition of MedQuest, we are broadening our product platform to address the full spectrum of clinical needs of end-stage and late-stage heart failure patients. The current Novacor LVAS with its reliability and long-term durability and our next-generation pulsatile, Novacor II, and the acquisition of a rotary VAD system, position us well to serve the growing need for Destination Therapy."

WorldHeart will hold a teleconference today at 11:00 a.m. EDT. The teleconference can be accessed domestically by calling 1-800-814-4890 and internationally by calling 416-640-4127. Please dial in ten to fifteen minutes prior to the beginning of the call. A replay will be available starting at 2:00 pm (EST) today through Wednesday, May 4, 2005, 11:59 pm (EST) and can be accessed at 877-289-8525 and entering pass code 21122250#.

About Novacor(R)LVAS:
The Novacor LVAS, a pump implanted alongside the patient's own heart to take over a large portion of the workload of the natural heart, supports end-stage heart failure patients. It is an electrically powered, pulsatile flow device with 20 years of clinical use. The Novacor LVAS has unprecedented reliability and durability. It is the first ventricular assist device to provide a recipient with more than 6 years of circulatory support and continues to hold the industry record for longest support on a single pulsatile device, over 4.75 years. To date, more than 1,600 patients have been supported with the Novacor, with over 600 patient-years of experience and no deaths attributed to device failure.

The Novacor LVAS is commercially approved as a bridge to transplantation in the U.S. and Canada. In Europe, the Novacor LVAS has unrestricted approval for use as an alternative to transplantation, a bridge to transplantation, and to support patients who may have an ability to recover the use of their natural heart. In Japan, the device is commercially approved for use in cardiac patients at risk of imminent death from non-reversible left ventricular failure for which there is no alternative except heart transplantation.

About World Heart Corporation:
World Heart Corporation is a global medical device company headquartered in Oakland, California, USA with an additional facility in Heesch, Netherlands. WorldHeart's registered office is Ottawa, Ontario, Canada.

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the medical devices markets, risks associated with costs and delays posed by government regulation, limitations on third-party reimbursement, inability to protect proprietary technology, potential product liability and other risks detailed in the Company's filings with the U.S. Securities and Exchange Commission.

Contact Information:
World Heart Corporation
Peggy Allman
(510) 563-4721
www.worldheart.com

WORLD HEART CORPORATION
Consolidated Balance Sheets
(United States Dollars)

------------------------------------------------------------------------------------------------------------
                                                                             March 31,          December 31,
                                                                                  2005                  2004
------------------------------------------------------------------------------------------------------------
                                                                            (Unaudited)          (Unaudited)

ASSETS

Current assets
  Cash and cash equivalents                                             $    4,536,861        $   3,818,767
  Short-term investments                                                             -            4,999,034
  Trade and other receivables                                                4,137,000            4,238,049
  Prepaid expenses                                                             991,467              575,261
  Deferred transaction and financing costs                                     330,247                    -
  Inventory                                                                  8,453,189            8,112,525
                                                                       ------------------------------------
                                                                            18,448,764           21,743,636

Long-term receivable                                                                 -              318,553
Cash pledged as collateral for lease                                           750,000              750,000
Capital assets                                                               1,937,490            2,011,586
Goodwill                                                                    17,179,643           17,179,643
Intangible assets                                                              127,498              255,012
                                                                       ------------------------------------

                                                                        $   38,443,395       $   42,258,430
                                                                       ------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities

  Accounts payable and accrued liabilities                              $    4,234,969       $    3,854,833
  Taxes payable                                                                744,000              832,000
  Accrued compensation                                                         744,249            1,343,364
  Deferred revenue                                                           1,702,163            1,607,622
                                                                       ------------------------------------
                                                                             7,425,381            7,637,819
Convertible debentures                                                       7,473,840            8,177,140
Long-term obligation                                                             8,830               16,368
                                                                       ------------------------------------
                                                                            14,908,051           15,831,327
                                                                       ------------------------------------

Shareholders' equity
  Common shares                                                            215,740,523          214,616,061
    Issued and outstanding - 17,101,359 common shares
    (December 31, 2004 - 15,744,522 common shares)
  Additional paid-in capital                                                11,377,442           11,451,267
  Cumulative other comprehensive income                                     (6,285,577)          (6,285,577)

  Accumulated deficit                                                     (197,297,044)        (193,354,648)
                                                                       ------------------------------------
                                                                            23,535,344           26,427,103
                                                                       ------------------------------------

                                                                        $   38,443,395       $   42,258,430
===========================================================================================================

WORLD HEART CORPORATION
Consolidated Statements of Operations and Accumulated Deficit
(United States Dollars)

------------------------------------------------------------------------------------------------------------
                                                                                    Three months ended
                                                                             March 31,            March 31,
                                                                                  2005                 2004
------------------------------------------------------------------------------------------------------------
                                                                            (unaudited)          (unaudited)

Revenue                                                                  $    3,416,988      $    2,192,343
Cost of goods sold                                                           (2,111,702)         (1,178,397)
                                                                       -------------------------------------
Gross margin                                                                  1,305,286           1,013,946
                                                                       -------------------------------------
Expenses
  Selling, general and administrative                                        (3,445,829)         (3,035,445)
  Research and development                                                   (1,187,558)         (1,345,568)
  Restructuring costs                                                          (129,498)                  -
  Amortization of intangibles                                                  (127,514)           (129,166)
                                                                       -------------------------------------
                                                                             (4,890,399)         (4,510,179)
                                                                       -------------------------------------

Loss before the under noted                                                  (3,585,113)         (3,496,233)

Other income (expenses)
  Foreign exchange loss                                                         (24,372)           (100,467)
  Investment income                                                              20,026              90,797
  Interest expense and financing costs                                         (352,937)             (3,704)
                                                                       -------------------------------------

Net loss for the period                                                      (3,942,396)         (3,509,607)

Accumulated deficit, beginning of the period                               (193,354,648)       (167,212,850)
                                                                       -------------------------------------

Accumulated deficit, end of the period                                   $ (197,297,044)     $ (170,722,457)
                                                                       =====================================

Weighted average number of common shares outstanding                         16,556,950          15,117,096
                                                                       =====================================

Basic and diluted loss per common share                                  $        (0.24)  $           (0.23)
============================================================================================================


WORLD HEART CORPORATION
Consolidated Statements of Cash Flow
(United States Dollars)

------------------------------------------------------------------------------------------------------------
                                                                                    Three months ended
                                                                             March 31,            March 31,
                                                                                  2005                 2004
------------------------------------------------------------------------------------------------------------
                                                                            (unaudited)          (unaudited)

CASH FLOWS FROM (USED IN)

Operating activities

  Net loss for the period                                                $  (3,942,396)      $   (3,509,607)
  Items not involving cash -
    Amortization                                                               294,522              325,840
    Issuance of options and warrants for services
      and financing costs                                                            -                8,201
    Interest and accretion on convertible debentures                           347,322                    -
    Unrealized foreign exchange loss                                            97,547              123,345
  Change in operating components of working capital                           (971,549)          (4,189,108)
                                                                       -------------------------------------
                                                                            (4,174,554)          (7,241,329)
                                                                       -------------------------------------
Investing activities
  Redemption of short-term investments                                       4,999,034           11,504,032
  Purchase of capital assets                                                   (92,912)             (34,251)
  Cash pledged as collateral for lease                                               -             (222,003)
                                                                       -------------------------------------
                                                                             4,906,122           11,247,778
                                                                       -------------------------------------
Financing activities
  Common shares issued through exercise of warrants                                  -            1,499,404
                                                                       -------------------------------------
                                                                                     -            1,499,404
                                                                       -------------------------------------

Effect of exchange rate changes on cash and cash equivalents                   (13,474)              27,929
                                                                       -------------------------------------
Change in cash and cash equivalents for the period                             718,094            5,533,782
Cash and cash equivalents, beginning of the period                           3,818,767            6,337,677
                                                                       -------------------------------------

Cash and cash equivalents, end of the period                             $   4,536,861       $   11,871,459
============================================================================================================



------------------------------------------------------------------------------------------------------------
Supplementary Cash Flow Information                                                Three months ended
                                                                            March 31,            March 31,
                                                                                 2005                 2004
------------------------------------------------------------------------------------------------------------
                                                                           (unaudited)          (unaudited)

Convertible debentures settled with the issuance
  of common shares                                                       $   1,679,461       $            -

Accrued interest on convertible debentures
  settled with the issuance of common shares                             $      19,977  $    $            -
============================================================================================================